EXHIBIT 23.0
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No.s 33-99942, 333-17687 and 333-49027 of Speedway Motorsports, Inc. on Form S-8 of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 1999.



Charlotte, North Carolina
March 23, 2000